UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2019

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2019, Abeona Therapeutics Inc. (the “Company”) entered into the First Amendment to License Agreement (the “First Amendment”) with REGENXBIO Inc. (the “Licensor”), which amends the license agreement between the Company and the Licensor entered into on November 4, 2018 (the “Original Agreement,” and as amended by the First Amendment, the “Agreement”). As disclosed previously, the Agreement grants the Company an exclusive, worldwide commercial license, with rights to sublicense, to the NAV AAV9 vector for the treatment of the certain indications in humans by in vivo gene therapy. The First Amendment amends the Original Agreement solely to replace the $10 million payment due to the Licensor within one year of the Original Agreement with a provision stating that the Licensor shall receive $3 million within one year of the Original Agreement and another $8 million no later than April 1, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Edward A. Sturchio
	Name:	Edward A. Sturchio
	Title:	Senior Vice President and General Counsel

Date: November 7, 2019